UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2018

Recall Studios, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-55353	26-4330545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1115 Broadway, 12th Floor New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code: (212) 537-5775

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On June 14, 2018, Recall Studios, Inc. (the “Company”) announced that it had reached agreement to acquire 100% of the issued and outstanding shares of common stock of Evolution AI Corporation, a privately held corporation (“EAI”), pursuant to which EAI shareholders will receive shares of the Company’s common stock in exchange for their shares of EAI common stock. EAI currently has an ownership interest in Pulse Evolution Corporation (“Pulse”).

On June 14, 2018, the Company announced that it intends to commence a tender offer (the “Offer”) for certain unrestricted shares of outstanding common stock of Pulse that not currently owned by EAI for $1.38 per share, payable in shares of common stock of the Company. The planned Offer is intended to be made pursuant to definitive documentation to be negotiated between the Company and Pulse.

Copies of the press releases announcing the EAI acquisition and the Offer are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Recall Studios, Inc. announcing Evolution AI Corporation acquisition, dated June 14, 2018.

99.2	Press release issued by Recall Studios, Inc. announcing tender offer, dated June 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recall Studios, Inc.

Date: June 14, 2018	By:	/s/ Alexander Bafer
	Name:	Alexander Bafer
	Title:	Chief Executive Officer